Exhibit 10.43

Loan Nos. 03-0251365 and 03-0251366
THIRD AMENDMENT TO LOAN AGREEMENT
THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") dated as of July 19, 2007, is made by and among FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company ("Borrower") and WELLS FARGO BANK., N.A., AS TRUSTEE IN TRUST FOR HOLDERS OF BSDB 2005-AFRI TRUST COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-AFRI ("Lender").
RECITALS
A.Lender is the owner and holder of a loan in the original principal amount of $304,000,000.00 from German American Capital Corporation, a Maryland corporation, and Bear Steams Commercial Mortgage, Inc., a New York corporation (collectively, "Original Lender") to Borrower (the "Loan"), evidenced and secured by: (i) that certain Loan Agreement dated as of March 4, 2005, by and between Borrower and Original Lender, as amended by that certain First Amendment to Loan Agreement dated as of April 12, 2005, as further amended by that certain Second Amendment to Loan Agreement dated as of June 9, 2005 (as amended or otherwise modified, the "Loan Agreement"; capitalized terms used herein but not defined shall have the meanings specified therefore in the Loan Agreement), and (ii) and certain other Loan Documents.
B.Midland Loan Services, Inc., a Delaware corporation ("Midland"), is the Servicer and Special Servicer under the Trust and Servicing Agreement dated as of June 15, 2005 by and among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Servicer and Special Servicer, and Wells Fargo Bank, N.A., as Trustee (as from time to time amended, supplemented or modified, the "Pooling and Servicing Agreement").
C.On the date hereof, Borrower is partially defeasing the Loan pursuant to Section 9.1 of the Loan Agreement, and has entered into certain other agreements, documents and instruments, including but not limited to a Defeasance Assignment, Assumption and Release Agreement, a Defeasance Pledge and Security Agreement, a Defeasance Account Agreement, a Waiver and Consent and two Splitter Agreements (collectively, the "Defeasance Documents").
D.Lender has requested and Borrower has agreed to deliver additional amounts to the Debt Service Reserve Fund on the terms specified herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:
1.Balance of Loan. The existing outstanding principal balance of the Loan as of the date hereof, after payment of the existing scheduled debt service due on July 1, 2007 (which payment has been made) and after giving effect to the partial defeasance, but excluding interest from such date through the date hereof, is $224,300,942.84.
2.Modification of Loan Agreement.
a.Section 1.1 of the Loan Agreement is hereby amended by adding the following defined term:

"Additional Debt Service Reserve Amount" shall mean $5,000,000.00.
b.Section 16.8.1 of the Loan Agreement is hereby amended by replacing the last sentence thereof with the following:
"In addition, on July 19,2007, the Borrower shall deposit the Additional Debt Service Reserve Amount into the Debt Service Reserve Fund. All amounts deposited pursuant to this Section 16.8.1 shall hereinafter be referred to as the Debt Service Reserve Fund."
c.Section 16.8.2 of the Loan Agreement is hereby amended by adding the following new paragraph after the last sentence thereof:
"Notwithstanding any contrary language in this Agreement, Lender shall promptly return to Borrower the Additional Debt Service Reserve Amount, or such proceeds thereof as may still be held by Lender in escrow, if at any time on or after April 1, 2013 and provided there is no existing Event of Default, it receives: (i) evidence that DSCR equals or exceeds 1.40x, and (ii) a Rating Agency Confirmation with respect to the release of the Additional Debt Service Reserve Amount."
d.Section 16.8.3 of the Loan Agreement is hereby amended and replaced with the following:
"Borrower may, in substitution of the Debt Service Reserve Fund, provide Lender with a Letter of Credit in the amount required in Section 16.8.1 above. In the event Borrower satisfies the conditions for the release of the Additional Debt Service Reserve Amount pursuant to Section 16.8.2 above, Borrower shall be entitled to a corresponding reduction of the amount of the Letter of Credit"
3.Limitation of Modifications. The modifications contained herein shall not constitute a waiver of any requirement of obtaining Lender's consent in the future, nor shall they constitute a modification of the terms, provisions, or requirements in the Loan Documents in any respect except as expressly provided herein. The Loan Documents are hereby ratified and except as expressly modified in this Amendment, remain unmodified and are in full force and effect.
4.Representation and Warranties. Borrower hereby represents and warrants as follows:
a.All information and data provided by Borrower to Lender in connection with the Transaction is true and correct in all material respects.
b.Borrower is duly authorized to execute, deliver and perform this Amendment.
c.No court or third-party approvals are necessary for Borrower to enter into this Amendment.
d.This Amendment and the other Loan Documents are in full force and effect and the transactions contemplated therein constitute valid and binding obligations enforceable by Lender in accordance with their terms and have not been modified either orally or in writing, except as provided herein.
e.Lender has not waived any requirements of the Loan Documents nor any of Lender's rights thereunder, except as expressly provided herein or in the Defeasance Documents.

f.There is currently no Event of Default or event, which, as a result of the passage of time or the expiration of any cure period would constitute an Event of Default.
g.There is no bankruptcy or receivership proceeding pending or threatened against Borrower.
h.Borrower has no intention as of the date of this Amendment to do any of the following within at least 180 days after said date: (I) seek entry of any order for relief as debtor and a proceeding under the Bankruptcy Code, (2) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (3) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (4) make a general assignment for the benefit of its creditors.
i.All representations and warranties referred to herein shall be true as of the date of this Amendment.
Lender is entitled to rely, and has relied, upon the representations and warranties in the execution and delivery of this Amendment.
5.Release and Waiver of Claims. Intentionally omitted.
6.Ratification, Reaffirmation and Confirmation of Loan Documents. Borrower agrees to perform each and every obligation under the Loan Documents in accordance with their respective terms and conditions. It is expressly understood that Lender will hereafter require performance of any and all terms, conditions, or requirements of all documents, instruments and agreements executed by Borrower or relating to the Loan Documents. Borrower acknowledges and agrees that any performance or nonperformance of the Loan Documents prior to the date hereof does not affect or diminish in any way the requirement of compliance with the Loan Documents. Borrower further acknowledges and agrees that the validity or priority of the liens and security interests evidenced by any of the Loan Documents are not diminished in any way by this Amendment. The Loan Documents and the agreements and obligations of Borrower thereunder are hereby ratified, brought forward, renewed and extended until the Loan shall have been fully paid and discharged. Borrower hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Loan Documents represent the valid, binding and enforceable obligations of Borrower. Lender and Borrower hereby agree that this Amendment and the other Loan Documents are in full force and effect. Borrower specifically extends the liens and security interests of the Loan Documents and agrees that the Loan Documents (i) shall cover the Loan, and (ii) shall continue to be in full force and effect until the Loan is paid in full and all other obligations under the Loan Documents are fully performed and satisfied. Borrower hereby agrees that this Amendment in no-way acts as a diminishment, impairment, release or relinquishment of the liens, power, title, security interest and rights securing or guaranteeing payment of the Loan. Nothing contained herein shall be construed as a waiver of any rights, remedies, or recourses available to Lender with respect to any default by Borrower under this Amendment or any of the Loan Documents, as applicable. Except as otherwise provided herein, Lender hereby preserves all of its rights against Borrower and all collateral securing the Loan.
7.Effect of Amendment. This Amendment shall be deemed to form a part of the Loan Documents, and shall not prejudice any present or future rights, remedies or powers belonging or accruing to Lender under the Loan Documents, nor impair the liens of the security instruments securing the Loan, or the priority thereof.

8.Further Acts and Assurances. Borrower agrees to do any act or execute any additional documents requested by Lender as may reasonably be required by Lender to effectuate the purposes of this Amendment.
9.Governing Law/Severability. This Amendment shall in all respects be governed, construed, applied and enforced in accordance with the terms of the Loan Agreement, as if it was a part of the Loan Agreement. In the event one or more provisions of the Amendment shall be invalid, illegal or unenforceable, the validity or enforceability of the remaining provisions shall not in any way be affected.
10.No Legal Restrictions on Performance. The execution and delivery of this Amendment and compliance with the provisions hereof, will not conflict with, or constitute a breach of or a default under any document, agreement or other instrument to which any Borrower is a party or by which it is bound.
11.Future Modifications. Neither this Amendment, nor any term or provision hereof, may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, discharge or termination is sought.
12.Terms Generally. Each definition contained in this Amendment shall apply equally to both the singular and plural form of the term defined. Each pronoun shall include the masculine, the feminine and neuter form, which ever is appropriate to the context. The words "included", "includes" and "including" shall each be deemed to be followed by the phrase, "without limitation." The words, "herein", "hereby", "hereof', and "hereunder" shall each be deemed to refer to this entire Amendment and not to any particular Section hereof. Notwithstanding the foregoing, if any law is amended so as to broaden the meaning of any term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment. Where a defined term derives its meaning from a statutory reference, any regulatory definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statue or regulation and judicial and administrative interpretations of it.
13.Documentation Requirements, Sufficiency of Consents and Approvals. Each written instrument required by this Amendment or any of the other Loan Documents to be furnished to Lender shall be duly executed by the person or party specified (or where no particular person or party is specified, by such person or party as Lender shall require), duly acknowledged where required by Lender; shall be furnished to Lender in one or more copies as required by Lender; and shall in all respects be in form and substance reasonably satisfactory to Lender in its sole and absolute discretion.
14.Evidentiary Requirements. Where evidence of the existence or non-existence of any circumstance or condition is required by this Amendment or any of the other Loan Documents to be furnished to Lender, such evidence shall in all respects be in form and substance reasonably satisfactory to Lender, and the duty to furnish such evidence shall not be considered satisfied until Lender shall have acknowledged in writing that it is satisfied therewith.
15.Number, Order and Captions Immaterial. The numbering, order and captions or headings of the several articles, sections and paragraphs of this Amendment and the other Loan Documents are for convenience of reference only and shall not be considered in construing such instruments.
16.Countemarts. This Amendment may be executed by the parties hereto in one or more counterparts and on separate counterparts, each of which shall constitute an original of this Amendment, and all of which when taken together shall constitute one and the same Amendment.

WHEREFORE, the parties have executed this Amendment as of the date above written.

FIRE STATES INVESTORS 5200, LLC, a
Delaware limited liability company

By: /s/ Glenn Blumenthal
Glenn Blumenthal, Vice President

The undersigned acknowledges and agrees to be bound by this Amendment and all prior amendments of the Loan Agreement and agrees that its Guaranty of Recourse Obligations with respect to the Loan dated March 4, 2005 remains in full force and effect as to the Loan.

FIRST STATES GROUP, L.P.,
a Delaware limited partnership

By: First States Group, LLC
a Delaware limited liability company,
its General Partner

By: /s/Glenn Blumenthal
Print Name: Glenn Blumenthal
Title: Executive Vice President

WELLS FARGO BANK, N.A., AS TRUSTEE IN
TRUST FOR HOLDERS OF BSDB 2005-AFRI
TRUST COMMERCIAL MORTGAGE PASS-
THROUGH CERTIFICATES, SERIES 2005-AFRI

By: Midland Loan Services, Inc.,
a Delaware corporation,
its Servicer and Attorney-in-Fact

By: /s/ Larry S. Smith
Larry S. Smith
Senior Vice President